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Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE RELEASE
CONTACTS:
EAGLE BANCORP, INC.	ALLIANCE BANKSHARES
CORPORATION
Ronald D. Paul	William E. Doyle, Jr.
301.986.1800	703.814.7200

July 27, 2011

EAGLE BANCORP, INC. AND ALLIANCE BANKSHARES CORPORATION
ANNOUNCE MERGER AGREEMENT

Combination Accelerates Eagle's Expansion in Northern Virginia;
Creates $2.9 Billion Community Bank

        Bethesda, MD. and Chantilly, VA.    On July 27, 2011, Eagle Bancorp, Inc. ("Eagle") (NASDAQ: EGBN), the parent company of EagleBank ("EagleBank"), and Alliance Bankshares Corporation ("Alliance") (NASDAQ: ABVA) announced that Eagle, Alliance and Alliance's wholly owned subsidiary, Alliance Bank Corporation ("Alliance Bank") have entered into a definitive merger agreement (the "Agreement"), pursuant to which Alliance will be merged into Eagle with Eagle being the surviving corporation and all of the outstanding shares of Alliance will be converted into shares of Eagle. Alliance has approximately $536 million in assets and $412 million in deposits. The merger will accelerate Eagle's growth in Northern Virginia with the addition of Alliance's 6 branches, which are all located in the attractive Northern Virginia market.

        The merger is structured as a stock-for-stock transaction, under which Alliance shareholders will receive 0.4317 shares (the "Conversion Ratio") of Eagle common stock for each share of Alliance common stock, subject to adjustment based upon certain factors set forth in the Agreement. Please refer to the Forms 8-K to be filed by each of Eagle and Alliance for additional information regarding the adjustment factors.

        Based on the closing price of Eagle common stock on July 26, 2011, the aggregate value of the transaction would be approximately $31.2 million, or $6.11 per share of Alliance common stock. The value of the transaction at closing may be higher or lower, depending on whether there is any adjustment to the Conversion Ratio, and the change in the value of Eagle common stock. As of June 30, 2011, Eagle Bancorp, Inc. had $2.35 billion in assets and Alliance had $536 million in assets. Eagle expects that the transaction will be accretive to Eagle's earnings within twelve months following the closing of the merger.

        In connection with the transaction, Alliance Bank will be merged into EagleBank, with EagleBank being the surviving entity. One member of Alliance Bank's Board of Directors will join the EagleBank Board. EagleBank operates 7 offices in Montgomery County, Maryland, 5 offices in the District of Columbia and 1 current office and 4 offices under development in Northern Virginia. Alliance Bank operates 6 branches in Northern Virginia.

        The merger is expected to close in the fourth quarter of 2011. It has been approved by the boards of directors of both companies and is subject to the approval by common shareholders of Alliance, the approval of the regulatory authorities, and the satisfaction or waiver of the conditions to closing and covenants of each of the parties contained in the Agreement.

        Ronald D. Paul, Chairman and CEO of Eagle and EagleBank said, "We are thrilled about the proposed acquisition of Alliance and Alliance Bank and the opportunities the combination creates for us in Northern Virginia. Both banks are similar in that we share a common vision and culture of providing outstanding customer service, and always putting customer relationships first. We look forward to serving the Alliance customers with our portfolio of deposit, cash management, and loan products. Most are specifically tailored for small and medium-sized businesses, law firms and other professional organizations. The combination with Alliance Bank is consistent with our stated desire to expand our presence in the Northern Virginia market. The addition of Alliance's experienced, skilled bankers and branch network combined with our own organic growth gives EagleBank the ability to be a major factor in this dynamic market. In addition this really rounds out our footprint in the entire Washington, D.C. metropolitan area. We feel that banking customers in Northern Virginia will value our vision of providing superior customer service, making credit available to eligible borrowers, providing access to local leadership decision makers and commitment to the community."

        William E. Doyle, Jr., President and CEO of Alliance and Alliance Bank noted, "In a little more than a decade, EagleBank has established itself as the leading community banking company serving the Washington, D.C. metropolitan area. For our customers, the partnership with Eagle means access to additional products and services, and an expanding, well positioned branch network. For our shareholders, taking the currency of a high performing company translates into enhanced shareholder value. The joining of our two companies will be a winning combination all around."

        Sandler O'Neill + Partners, L.P. served as financial advisor, and BuckleySandler LLP served as legal counsel, to Eagle.

        Alliance was advised by Davenport & Company LLC as financial advisor, and Troutman Sanders LLP as legal counsel.

        About the Companies:    Eagle Bancorp, Inc. is the holding company for EagleBank, which commenced operations in 1998. EagleBank is headquartered in Bethesda, Maryland, and conducts full service commercial banking through thirteen offices, located in Montgomery County, Maryland, Washington, D.C. and Fairfax County, Virginia. EagleBank focuses on building relationships with businesses, professionals and individuals in its marketplace. For more information about Eagle, please visit: www.eaglebankcorp.com.

        Alliance Bankshares Corporation is the holding company for Alliance Bank, which commenced operations in 1998. Alliance Bank is headquartered in Chantilly, Virginia, and places special emphasis on serving the needs of individuals, small and medium size businesses and professional concerns in the greater Washington, D.C. metropolitan area through six offices located in Northern Virginia. For more information about Alliance, please visit: www.alliancebankva.com.

        Forward-looking Statements:    This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Eagle's operations and policies and regarding general economic conditions. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Eagle, Alliance and Alliance Bank and (ii) Eagle's and Alliance's plans, obligations, expectations and intentions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," and similar words or phrases. These statements are based upon the beliefs of the respective managements of Eagle and Alliance as to the expected outcome of future events, current and anticipated economic conditions, nationally and in the parties' market, and their impact on the operations and assets of the parties, interest rates and interest rate policy, competitive factors, judgments about the ability of the parties to successfully consummate the merger and to integrate the operations of the two companies, the ability of the two companies to avoid customer dislocation during the period leading up to and following the merger, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required regulatory and shareholder approvals; the ability to complete the merger as expected and within the expected timeframe; and the possibility that one or more of the conditions to the completion of the merger may not be satisfied. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on such forward-looking statements. Past results are not necessarily indicative of future performance. Eagle and Alliance assume no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

        Eagle and Alliance will file a proxy statement/prospectus and other relevant documents concerning the merger with the Securities and Exchange Commission (the "SEC"). The proxy statement/prospectus will be mailed to the shareholders of Alliance. Investors and security holders of Eagle and Alliance are urged to read the proxy statement/prospectus, the documents incorporated by reference in the proxy statement/prospectus, the other documents filed with the SEC and the other relevant materials when they become available, because they will contain important information about Eagle, Alliance, the merger and the transactions contemplated by the merger. Investors will be able to obtain these documents free of charge at the SEC's web site (http://www.sec.gov). In addition, documents filed with the SEC by Eagle Bancorp, Inc. will be available free of charge from Eagle's Investor Relations at (301) 986-1800, on Eagle's website at www.eaglebankcorp.com under the tab "Investor Relations" and then under the heading "SEC Filings" or from Alliance's Investor Relations at (703) 814-7200 or on Alliance's website at www.alliancebankva.com under the tab "Investor Relations" and then under the heading "Press Releases" or under the heading "Documents/SEC Filings."

        Eagle, Alliance and their respective directors, executive officers, and certain other members of management and employees of Eagle, Alliance and their respective subsidiaries may be deemed to be participants in the solicitation of proxies from shareholders of Alliance in connection with the proposed merger. Information about the directors and executive officers of Eagle is set forth in Eagle's proxy statement for the 2011 annual meeting of shareholders filed with the SEC on April 7, 2011. Information about the directors and executive officers of Alliance is set forth in Alliance's Amendment No. 1 to its Annual Report on Form 10-K filed with the SEC on May 2, 2011. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

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  Exhibit 99.1
EAGLE BANCORP, INC. AND ALLIANCE BANKSHARES CORPORATION ANNOUNCE MERGER AGREEMENT
Combination Accelerates Eagle's Expansion in Northern Virginia; Creates $2.9 Billion Community Bank